COLONIAL U.S. GOVERNMENT FUND
                      FUND YIELD CALCULATION
                    (CALENDAR MONTH-END METHOD)
                    30-DAY BASE PERIOD ENDED 8/31/95



                                     a    6
                    FUND YIELD = 2 ----- +1  -1
                                     c-d


       a = dividends and interest earned during
           the month ..............................$11,308,330

       b = expenses (exclusive of distribution fee)
           accrued during the month................  1,740,444

       c = average dividend shares outstanding
           during the month .......................288,006,380

       d = class A maximum offering price per share
           on the last day of the month ...........      $6.88


            CLASS A YIELD .........................       5.86%
                                                        =======
            Class A yield/(1-Load)
            ie: 5.86%/(1-.0475)=yield on NAV  6.15%
               Less:  Distribution fee       -0.75
                                           ---------
            CLASS B YIELD .........................       5.40%
                                                        =======